UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CROSSMARK ETF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Suite 200, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be so registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value per share of:
Crossmark Large Cap Growth ETF	NYSE Arca, Inc.	39-2414418
Crossmark Large Cap Value ETF	NYSE Arca, Inc.	39-2393141

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-286254; 811-24070

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Crossmark Large Cap Growth ETF and Crossmark Large Cap Value ETF, each a series of Crossmark ETF Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-286254; 811-24070) filed on July 18, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Certificate of Trust, dated March 27, 2025, is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-286254; 811-24070), as filed with the Securities and Exchange Commission on March 31, 2025.

2. The Trust’s Amended and Restated Agreement and Declaration of Trust, dated July 17, 2025, is included as Exhibit (a)(2) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-286254; 811-24070), as filed with the Securities and Exchange Commission on July 18, 2025.

3. The Trust’s By-Laws, dated May 21, 2025, is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-286254; 811-24070), as filed with the Securities and Exchange Commission on July 18, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROSSMARK ETF TRUST

Date: July 21, 2025	By:	/s/ Robert C. Doll
Robert C. Doll
President